UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 6, 2005

MIKOHN GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV (Address of principal executive offices)	89119-8686 (Zip Code)
Registrant’s telephone number, including area code
(702) 896-3890
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 6, 2005, Mikohn Gaming Corporation, a Nevada corporation doing business as Progressive Gaming International Corporation (the “Company”), entered into a definitive agreement (the “Share Purchase Agreement”) with the shareholders of EndX Group Ltd. (“EndX”), a global gaming management systems software company headquartered in the United Kingdom, regarding the acquisition of all the issued share capital of EndX for cash of $27.0 million. The acquisition of EndX is subject to approval from appropriate regulatory authorities.
     The preceding description is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

10.1	Share Purchase Agreement for the sale and purchase of all the issued share capital of EndX Group Limited, dated September 6, 2005, between the Registrant, Nicholas Boyes-Hunter and Others.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)
September 9, 2005	/s/ MICHAEL A. SICURO
Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Share Purchase Agreement for the sale and purchase of all the issued share capital of EndX Group Limited, dated September 6, 2005, between the Registrant, Nicholas Boyes-Hunter and Others.